UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: January 13, 2006
(Date of earliest event reported)
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS, 60089-4694
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
     Effective as of January 13, 2006, pursuant to the automatic conversion provisions set forth in the Restated Articles of Incorporation of Akorn, Inc. (“Akorn”), all 241,122 outstanding shares of Series A 6.0% Participating Convertible Preferred Stock (the “Series A Preferred Stock”) of Akorn immediately and automatically converted into an aggregate of 36,796,755 shares of common stock, no par value (the “Common Stock”).
     As set forth in Akorn’s Restated Articles of Incorporation, all outstanding shares of Series A Preferred Stock immediately and automatically converted into shares of Common Stock on the day after the closing price per share of the Common Stock exceeded $4.00 for 20 consecutive trading days. The closing price per share of the Common Stock as reported on the American Stock Exchange exceeded $4.00 for 20 consecutive trading days as of the close of the market on January 12, 2006. Consequently, all outstanding shares of Series A Preferred Stock automatically converted into shares of Common Stock on January 13, 2006. No shares of Series A Preferred Stock remain outstanding.
     Akorn received no consideration in connection with the automatic conversion.
     The issuance of the Common Stock in the automatic conversion was exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) and/or Section 3(a)(9) thereof, because the shares of Series A Preferred Stock were exchanged for shares of the Common Stock exclusively with Series A Preferred Stock security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.
     On December 29, 2005, SDS Capital Group SPC, LTD converted 2,500 shares of Series B 6.0% Participating Convertible Preferred Stock (“Series B Stock”) of Akorn into 100,363 shares of the Common Stock at a conversion price of $2.70 per share. In addition, on January 13, 2006, Baystar Capital II, L.P. converted 2,000 shares of Series B Stock into 80,478 shares of the Common Stock at a conversion price of $2.70 per share. The issuance of the Common Stock upon conversion of the Series B Stock was exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) and/or Section 3(a)(9) thereof, because the shares of Series B Stock were exchanged for shares of the Common Stock exclusively with Akorn’s Series B Stock security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: January 13, 2006